UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors

The Board of Directors (the “Board”) of Lantheus Holdings, Inc. (the “Company”) has appointed Gary J. Pruden, Kenneth J. Pucel and Dr. James H. Thrall to serve as members of the Board, effective as of February 26, 2018.

•	Gary Pruden, age 56, has over 30 years of experience in the global healthcare industry. Mr. Pruden held a number of senior commercial leadership positions across both the medical device and pharmaceutical sectors of Johnson & Johnson (“J&J”) from 1985 until 2017, including as a member of the Executive Committee of J&J, where his official title was Executive Vice President, Worldwide Chairman, Medical Devices.

•	Ken Pucel, age 51, has been the Executive Vice President of Global Operations, Engineering & Lean, at Polaris Industries Inc. since December 1, 2014. Previously, Mr. Pucel was with Boston Scientific Corporation (“BSC”), a global provider of medical solutions, where he held positions of increasing responsibility, most recently as Executive Vice President of Global Operations, Quality and Technology from 2012 through 2014, and as a member of BSC’s Executive Committee from 2004 through 2014.

•	Dr. Jim Thrall, age 74, currently holds the Juan M. Taveras Professorship of Radiology at Harvard Medical School, having also served as Chairman of the Department of Radiology at the Massachusetts General Hospital from 1988 until 2013. Dr. Thrall is also a member of the National Academy of Medicine and has served in leadership and board of directors positions at many U.S. and international medical and professional societies.

Messrs. Pruden and Pucel and Dr. Thrall were each appointed as a Class III Director, with an initial term expiring at the Company’s upcoming 2018 annual meeting of stockholders. To accommodate the appointment of these new directors, the Board increased its size to ten directors.

The Board also appointed the new directors to the following committees of the Board: Mr. Pruden to the Audit Committee and the Financing and Strategy Committee; Mr. Pucel to the Compensation Committee; and Dr. Thrall to the Nominating and Corporate Governance Committee.

Each of these new directors will receive the same cash and equity compensation, expense reimbursement and indemnification rights that the Company provides to its other non-employee members of the Board. Specifically, each will be compensated for his services as a director through Board fees of $50,000 per calendar year (prorated for 2018) and reimbursement for out-of-pocket expenses incurred in connection with rendering those services for so long as he serves as a director. In addition: Mr. Pruden will receive annual fees of $10,000 and $5,000 (each, prorated for 2018) for service as a member of the Audit Committee and the Financing and Strategy Committee, respectively; Mr. Pucel will receive an annual fee of $7,500 (prorated for 2018) for service as a member of the Compensation Committee; and Dr. Thrall will receive an annual fee of $5,000 (prorated for 2018) for service as a member of the Nominating and Corporate Governance Committee.

A copy of the Company’s press release, dated February 27, 2018, announcing the appointment of Gary Pruden, Kenneth Pucel and Dr. James Thrall to its Board of Directors, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Lantheus Holdings, Inc., February 27, 2018, announcing the appointment of Gary Pruden, Kenneth Pucel and Dr. James Thrall to its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	General Counsel, Secretary and Senior Vice President, Strategy and Business Development

Date: February 27, 2018

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Lantheus Holdings, Inc., February 27, 2018, announcing the appointment of Gary Pruden, Kenneth Pucel and Dr. James Thrall to its Board of Directors.